UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2015

XENITH BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (804) 433-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 2, 2015, following the completion of the redemption (the “Redemption”) of all of the outstanding 8,381 shares of the Company’s preferred stock designated as Senior Non-Cumulative Perpetual Preferred Stock, Series A (the “SBLF Preferred Stock”), held by the U.S. Treasury under the Small Business Lending Fund program, the Company filed Articles of Restatement with the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) to remove the provisions relating to the SBLF Preferred Stock (the “Restatement”). The Restatement became effective upon the issuance of a certificate of restatement by the SCC on July 2, 2015. A copy of the Restatement is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events.

The Company completed the Redemption on June 30, 2015 at an aggregate redemption price of $8,401,952.50, including accrued but unpaid dividends. Following the Redemption, no SBLF Preferred Stock is outstanding. The Company funded the Redemption using substantially all of the net proceeds from its issuance and sale of $8.5 million in aggregate principal amount of its 6.75% Subordinated Notes due 2025, which was reported in the Company’s Current Report on Form 8-K filed on June 25, 2015.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Articles of Restatement to the Amended and Restated Articles of Incorporation of Xenith Bankshares, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2015

XENITH BANKSHARES, INC.

By:	/s/ Thomas W. Osgood
Thomas W. Osgood
Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

Exhibit Index

Exhibit Number	Exhibit

3.1	Articles of Restatement to the Amended and Restated Articles of Incorporation of Xenith Bankshares, Inc.

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